DRAFT


                         [Letterhead of Foley & Lardner]

                                                                       EXHIBIT 5



                                 August 26, 2003


The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, California 95762

     Re: Common Stock of The RiceX Company

Ladies and Gentlemen:

     We have acted as counsel to The RiceX Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-8 (the "Registration Statement"), relating to an offering by the Company of up to a total of 10,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), to be issued upon the exercise of options (the "Options") granted pursuant to the Company's 1997 Stock Option Plan (the "Plan").

     For purposes of this opinion, we have reviewed the Plan, and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

     The law covered by this opinion is limited to federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability or the effect of any other laws and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     Based on the foregoing, we are of the opinion:

     1.  When the following events shall have occurred:

          (a) the Registration Statement is filed, at which time it will become effective under the Securities Act, pursuant to General Instruction D to Form S-8;
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The RiceX Company
August 26, 2003
Page 2


          (b) the Shares shall have been paid for and issued, upon exercise of Options, in accordance with the terms of the Plan; and

          (c) either (i) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, or (ii) the book-entry of the Shares by the transfer agent for the Company's Common Stock in the name of the Depository Trust Company or its nominee;

the Shares thus issued will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,


                                             /s/ FOLEY & LARDNER